EXHIBIT 10.2

Director Fee Arrangements for 2008

        Each director of Southern Missouri Bancorp, Inc. (the "Company") also is a director of Southern Missouri Bank & Trust (the "Bank").  For 2008, each non-employee director receives a monthly fee of $900  for serving on the Company's Board of Directors and $1,000 for serving on the Bank's Board of Directors.